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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY NAME                                    JURISDICTION OF INCORPORATION


System Software Associates (Japan) LLC             Delaware

SSA Pacific Pty. Ltd.                              Australia

SSA New Zealand                                    New Zealand

System Software Associates Limited                 United Kingdom

SSA Iberica S.A.                                   Spain

SSA Italia S.p.A.                                  Italy

System Software Associates France S.A.             France

Solid Beheer B.V.                                  The Netherlands

Solid-csf, B.V.                                    The Netherlands

SOVATA csf, B.V.                                   The Netherlands

SSA Singapore Pte. Ltd.                            Singapore

System Software Associates Asia Pacific Pte. Ltd.  Singapore

Castillio Informatica, S.A.                        Spain

System Software Associates (FSC), Inc.             U.S. Virgin Islands

SSA Nordic AB                                      Sweden

System Software Associates (Beijing) Co., Ltd.     China

SSA Central Europe GmbH                            Germany

System Software Associates Inc., de Mexico, S.A.   Mexico

SSA Brazil                                         Brazil

SSA Korea Ltd.                                     Korea

SSA Software (Malaysia) SDN. BHD.                  Malaysia

SSA Columbia S.A.                                  Columbia

SSA Canada, Corp.                                  Canada

Softwright System Limited                          United Kingdom